EXHIBIT 99.1


               NATURALLY ADVANCED REPORTS RECORD Q4 AND FY07 SALES

         RECORD ANNUAL REVENUES, UP 96%

PORTLAND, OREGON, FEBRUARY 11, 2008 - Naturally Advanced Technologies Inc. (OTCBB: NADVF) today announced record fourth quarter and record fiscal year 2007 sales results from its apparel division, HTnaturalsTM, a leading provider of environmentally sustainable hemp, bamboo, organic cotton and soy blended apparel.

________________________________________________________________________________

                           Q4 2007 Revenues -   $678,000
                          FY 2007 Revenues -  $2,488,000
                            YOY REVENUE GROWTH - 96%

                         FY 2007 Gross Profit - $806,000
                         YOY GROSS PROFIT GROWTH - 143%
________________________________________________________________________________

FOURTH QUARTER RESULTS
For the three months ended December 31, 2007, HTnaturals posted sales of $678,000, an increase of 42% over the same period in 2006. During the quarter, HTnaturals continued to see solid growth in its retail program through the increased popularity of its ElementsTM line, growing the retail distribution network throughout Canada, the US and Europe. Complementing the success of the retail program, corporate orders and special make up orders were up strongly over the same period last year.

FISCAL YEAR 2007 RESULTS
Sales for the fiscal year ended December 31, 2007, were $2,488,000, an increase of 96% over fiscal year 2006. Gross profit was $806,000 up 143%, compared to 2006 gross profit of $330,000. These increases in financial performance are attributed to increased market penetration and streamlining of the Company's distribution systems at the Company's HTnaturals apparel division.

These results exceeded the Company's forecast of $2.2 million in top line revenues for FY2007. "Our 2007 results confirm two fundamental operating principles that were established in 2006. Firstly, that the market for our organic, sustainable apparel lines shows continued robust growth. Secondly, that our operational structure and commitment to excellence allows us to grow at these record breaking levels. We expect these trends to continue through 2008," said Ken Barker, CEO, Naturally Advanced Technologies.

The Company continues to develop its Crailar(R) fiber technology, and recently announced plans for the construction of its first fibre production facility in Craik, Saskatchewan. Working in collaboration with the National Research Council of Canada and the Alberta Research Council, Naturally Advanced Technologies' management is focused on developing commercial partnerships to bring the benefits of Crailar(R) technology to the global marketplace.

ABOUT NATURALLY ADVANCED TECHNOLOGIES, INC.
Naturally Advanced Technologies Inc. ("NAT" or the "Company") is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. NAT, through its wholly owned subsidiary CRAILAR(R) Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with Canada's National Research Council and the Alberta Research Council. CRAILAR(R) technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company is also a provider of sustainable, environmentally friendly fibers and fabrics through its apparel division HTNATURALS. Founded in 1998 in response to the growing demand for environmentally friendly, socially responsible clothing, NAT adheres to a "triple bottom line" philosophy, respecting the human rights of employees, the environmental impact of the Company's operations and fiscal responsibility to its shareholders. www.naturallyadvanced.com. NAT has 27,913,589 shares of common stock outstanding and a market capitalization of $40.5 million, as of the date of this release.


SAFE HARBOR STATEMENT
This release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act of 1934 and the provisions of the Private Securities Litigation Reform Act of 1995 and is subject to safe harbor created by these sections. Actual results may differ materially due to a number of risks, including, but not limited to, technological and operational challenges, needs for additional capital, changes in consumer preferences, risks associated with: market acceptance and technological changes; dependence on manufacturing and material supplies providers; international operations; and competition.

CONTACT:
Toby Reid
Investor Relations
Naturally Advanced Technologies Inc.
Ph. 604-683-8582 x107 ir@naturallyadvanced.com




                                       2